EXHIBIT 23J- OPINION AND CONSENT OF MCCURDY & ASSOCIATES CPA'S, INC.
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 6 to the Registration Statement for ATC Funds, Inc. (SEC File No. 811-08617) of all references to our firm included in or made a part of this Amendment.

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
November 9, 2001